Exhibit 99.1

Chinese Local Government to Supply SinoCoking Underground Syngas Project With Extensive Gas Pipeline Distribution Network

PINGDINGSHAN, China, Sept. 16, 2014 (GLOBE NEWSWIRE) — SinoCoking Coal and Coke Chemical Industries, Inc. (SCOK), a vertically-integrated coal and coke processor, today said that the local government of Pingdingshan has agreed to provide the company with an extensive gas pipeline distribution network and gas storage system as well as a land allotment of over 7.5 square miles of high-quality coal, all of which will support the development and continuing operations of SCOK’s recently announced $300 million underground mine coal-to-syngas conversion project.

Additionally, the government of Pingdingshan may issue “significant” financial grants to SinoCoking after assessing the project’s initial performance.

The gas pipeline network and storage system will connect each of SinoCoking’s four mines in Henan Province with most of its major population and industrial centers. The 7.5 square miles of high-quality coal will be used by SinoCoking to refine its underground coal-to-syngas technology before commencing sales of syngas in February of next year.

The gas will be sold to local power, chemical and transportation companies as well as households requiring electricity in Henan Province, said the company.

Today’s news follows SinoCoking’s announcement on September 9 that it had signed an exclusive agreement with the Institute of Process Engineering of the Chinese Academy of Sciences and the North China Institute of Science and Technology to convert the 21 million tons of coal at four SinoCoking mines into syngas, a clean burning fuel, while sequestering unwanted carbon dioxide and other greenhouse gases underground.

Mr. Wang Xichang, the Pingdingshan Government District Director overseeing the underground syngas project, said, “We are proud to provide SinoCoking Coal and Coke Chemical Industries with the infrastructure and raw materials vital in implementing this great clean energy technology. The cost-effective production and distribution of vast quantities of clean-burning syngas, while safely sequestering harmful greenhouse gases deep underground, is an achievement that will have enormous health, environmental and economic benefits.”

SinoCoking Chairman and CEO Mr. Jianhua Lv added, “We are of course deeply gratified to receive such powerful government support for this vital endeavor. As a result, we now have assurance that all the syngas we produce at our underground facilities will be adequately stored and transported by pipeline to the furthest reaches of Henan Province.”

Henan, located in central China, is the nation’s fifth largest provincial economy.

At its completion, the project is expected to have an output capacity, subject to market demand, of 880,000 cubic meters of syngas per hour.

About SinoCoking

SinoCoking and Coke Chemical Industries, Inc. (www.scokchina.com), a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and PingdingshanHongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province PingdingshanHongli Coal & Coke Co., Ltd., Baofeng Coking Factory, BaofengHongchang Coal Co., Ltd., BaofengHongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., BaofengShuangri Coal Mining Co., Ltd., and BaofengXingsheng Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans,” “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think,” “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company’s expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

Contact:

SinoCoking	Investor Relations Counsel:

Song Lv, Chief Financial Officer	Rick Eisenberg, Asia IR—PR.

+ 86-375-2882-999	(212) 496-6828

lvsong@sinocoking.net	rick@asia-irpr.com

http://www.scokchina.com/	http://asia-irpr.com/